Exhibit 3.3
FOURTH AMENDED AND RESTATED BY-LAWS
OF
BEAZER HOMES USA, INC.
(a Delaware corporation)
Approved November 4, 2010
ARTICLE I
STOCKHOLDERS
     SECTION 1. Annual Meetings.
          (a) All meetings of the Stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
          (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect a Board of Directors in accordance with Article I, Section 5 of these By-Laws, and transact such other business as may properly be brought before the meeting.
          (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting.
          (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.
     SECTION 2. Special Meetings.
          (a) Special meetings of the Stockholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or by resolution of the Board of Directors. Notice of each special meeting shall be given in accordance with Subsection (b) of Section 2 of this Article I. Unless otherwise required by law, business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the notice.

          (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.
     SECTION 3. Quorums. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Where a separate vote by class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on the matter. If, however, any such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.
     SECTION 4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the President, if any, or if none or in the President’s absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.
     SECTION 5. Voting; Proxies; Required Vote.
          (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and, when a quorum is present, each director shall be elected if the votes cast for such director exceed the votes cast against such director; provided, however, that directors shall be elected by the affirmative vote of holders of a plurality of the stock present in person or represented by proxy and entitled to vote on such election in connection with any Contested Election, as defined herein. For purposes of this Section 5, a “Contested Election” is any election of directors in connection with which (a)(i) the Secretary of the Corporation receives notice, in compliance with the advance notice requirements for Stockholder nominees for director set forth in Article II, Section 14 of these By-Laws, that a Stockholder has nominated one or more persons to compete with the persons nominated by the Board of Directors for election to the Board of Directors and (ii) such nomination has not been withdrawn by such Stockholder on or prior to the fifth day preceding the date the Corporation first mails its notice of meeting for such meeting to the Stockholders or (b) one or more directors has been presented for election by a Stockholder or Stockholders pursuant to a solicitation of written consents pursuant to Section 5(b) of this Article I. If directors are to be elected by a plurality of the votes cast, Stockholders shall not be permitted to vote against a nominee. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of applicable law (including the General Corporation Law of the State of Delaware), the Certificate of Incorporation or these By-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.
          (b) Any action required or permitted to be taken at any meeting of Stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.
          (c) Where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided by the General Corporation Law of the State of Delaware or in the Corporation’s Certificate of Incorporation.
          (d) Any vote of Stockholders required by Section 14A of the Securities Exchange Act of 1934 with respect to providing alternatives in establishing the frequency of Stockholder vote on non-binding resolutions regarding the Corporation’s executive compensation program shall be decided by a plurality vote.
     SECTION 6. Inspector of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.
     SECTION 7. Notice of Stockholder Business.
          (a) At an annual meeting of the Stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of the notice provided for in this Section 7, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 7.

          (b) For business to be properly brought before an annual meeting by a Stockholder pursuant to clause (a) (iii) of this Section 7, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company’s notice of annual meeting for the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, notice by the Stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made.
          (c) A Stockholder’s notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the meeting the following information and documents, as applicable, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the Stockholder proposing such business, and the name and address of the Beneficial Owner (as defined in Section 7(e)), if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Corporation which are Beneficially Owned and/or owned of record by such Stockholder of record and/or by the Beneficial Owner, if any, on whose behalf the proposal is made; (iv) any material interest of such Stockholder of record and the Beneficial Owner, if any, on whose behalf such Stockholder is acting in the action being taken (“Other Interests”); (v) the name of each individual, firm, corporation, limited liability company, partnership, trust or other entity (including any successor thereto, a “Person”) with whom any such Stockholder, Beneficial Owner, related Stockholder Nominee (as defined in Article II, Section 14(c)), if any, their respective affiliates and associates (each as defined under Regulation 12B under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (“Affiliates” and “Associates”, respectively), or any successor provision thereto) (each of the foregoing, a “Stockholder Group Member”) and each other Person with whom any Stockholder Group Member is acting in concert with respect to the Corporation (each Stockholder Group Member and each other Person described in this clause (v), with respect to any Stockholder and including such Stockholder, a “Covered Person”) has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all holders of stock of any class or series entitled to vote generally in the election of directors (“Voting Stock”)) or disposing of any Voting Stock or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), and a description of each such agreement, arrangement or understanding (whether written or oral); (vi) a list of (A) the class or series and number of shares of Voting Stock that are Beneficially Owned or owned of record by each Covered Person, together with documentary evidence of such record or Beneficial Ownership, and (B) each debt security or other debt obligation of the Corporation or any of its subsidiaries (“Debt Obligations”) that is Beneficially Owned or owned of record by each Covered Person, together with documentary evidence of such record or Beneficial Ownership; (vii) a list of (A) all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or to any Debt Obligation or with a value derived or calculated in whole or in part from the value of any security of the Corporation or any Debt Obligation, in each case, directly or indirectly owned of record or Beneficially Owned by any Covered Person and (B) each other direct or indirect opportunity of any Covered Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation or any Debt Obligation, in each case, regardless of whether (1) such interest conveys any voting rights in such security or Debt Obligation to such Covered Person, (2) such interest is required to be, or is capable of being, settled through delivery of such security or Debt Obligation or (3) such Covered Person may have entered into other transactions that hedge the economic effect of such interest (any interest described in subclause (A) or (B) of this clause (vii) being a “Derivative Interest”); (viii) a description of each agreement, arrangement or understanding (whether written or oral) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any Person voting together with, any Covered Person with respect to any matter subject to a vote of Stockholders (“Voting Arrangements”); (ix) a description of all economic terms of all such Derivative Interests, Voting Arrangements and Other Interests and copies of all agreements and other documents (including but not limited to master agreements, confirmations and all ancillary documents and the names and details of the counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Arrangement and Other Interest; and (x) a list of all transactions by each Covered Person involving any Voting Stock, Debt Obligations or any Derivative Interests, Voting Arrangements or Other Interests within 3 months prior to the date of such notice. A notice delivered by or on behalf of any Stockholder under this Section 7(c) shall be deemed to be not in compliance with this Section 7 and not effective if (x) such notice does not include all of the information and documents required under this Section 7(c) or (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information and/or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event; provided, however, that the Board of Directors shall have the authority to waive any such non-compliance if the Board of Directors determines that such action is appropriate in the exercise of its fiduciary duties. The foregoing notice requirements of this Section 7(c) shall be deemed satisfied by a Stockholder if the Stockholder has notified the Corporation of such Stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
          (d) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures and other requirements set forth in this Section 7. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures and requirements prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, a Stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by applicable law, if the Stockholder (or a Qualified Representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a proposed business previously put forward by or on behalf of such Stockholder or, immediately prior to the commencement of such meeting, such Stockholder does not provide a written certification to the Corporation on and as of the date of the applicable meeting that such Stockholder and each Covered Person, if any, is then in compliance with Section 7, then such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of these By-Laws, a “Qualified Representative” of a Stockholder shall mean a Person that is a duly authorized officer, manager or partner of such Stockholder or a Person authorized by a writing executed by such Stockholder and each Covered Person, if any, or by an electronic transmission delivered by such Stockholder and each Covered Person, if any, to act for such Stockholder and each Covered Person, if any, as proxy at the meeting of Stockholders and to provide such certification on behalf of the Stockholder and each Person required pursuant to this Section 7(d), which Person produces such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

          (e) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to “Beneficially Own” and shall be deemed to have “Beneficial Ownership” of, any Voting Stock or Debt Obligation (i) that such Person or any of such Person’s Affiliates or Associates is deemed to “beneficially own” within the meaning of Section 13(d) of, and Regulation 13D under, the Exchange Act or any successor provision thereto (with each reference to “security” in Rule 13d-3 under the Exchange Act being deemed to include Debt Obligations), or (ii) that is the subject of, or the reference security for or that underlies any Derivative Interest of such Person or any of such Person’s Affiliates or Associates, with the number of shares of Voting Stock (or amount of Debt Obligations) deemed Beneficially Owned being the notional or other number of shares of Voting Stock (or amount of Debt Obligations) specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of shares of Voting Stock (or amount of Debt Obligations) is specified in such documentation, as determined by the Board of Directors in good faith to be the number of shares of Voting Stock (or amount of Debt Obligations) to which the Derivative Interest relates. When two or more Persons act as a partnership, limited partnership, syndicate, or other group, or otherwise act in concert, in each case, for the purpose of acquiring, holding, or disposing of securities of the Corporation (or Debt Obligations) or for the purpose of proposing one or more Stockholder Nominees, putting forward any other proposal for consideration or voting together on any matter presented at a Stockholders meeting, such syndicate or group shall be deemed a “Person” for the purpose of this Section 7(e). In addition, any Person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any contract, arrangement, or device with the purpose or effect of divesting such Person of Beneficial Ownership of any Voting Stock or any Debt Obligation or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade the notice procedures and requirements of these By-Laws shall be deemed for the purposes of these By-Laws to be the Beneficial Owner of such Voting Stock or Debt Obligation
     SECTION 8. Stockholder Request For Action By Written Consent. Any Stockholder of record seeking to have the Stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date in accordance with Section 3(b) of Article VI hereof. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to Section 3(b) of Article VI hereof). If no record date has been fixed by the Board of Directors within such ten-day period, the record date shall be determined in accordance with the provisions of Section 3(b) of Article VI hereof.
ARTICLE II
BOARD OF DIRECTORS
     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.
     SECTION 2. Qualification; Number; Term; Remuneration.
          (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be one or such other number as may be fixed from time to time by the Board of Directors. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other powers and duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase “entire Board”

herein refers to the total number of directors which the Corporation would have if there were no vacancies.
          (b) Directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
          (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for serving as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.
     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.
     SECTION 5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place at which such Stockholders’ meeting is held.
     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.
     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.
     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or faxing the same or by delivering the same personally not later than the day before the day of the meeting.
     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman’s absence or inability to act, the President, or in the President’s absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation or an Assistant Secretary of the Corporation as determined by the Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s or Assistant Secretary’s absence, the presiding officer may appoint any person to act as Secretary.
     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.
     SECTION 11. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by vote of the Stockholders required for the election of directors generally.
     SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
     SECTION 13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.
     SECTION 14. Nomination of Directors.
          (a) Only persons who are nominated in accordance with the procedures and other requirements set forth in these By-laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of Stockholders (i) by or at the direction of the Board of Directors or (ii) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of notice provided for in Section 14(c) below, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 14.
          (b) Nominations by Stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company’s notice of annual meeting for the preceding year’s annual meeting; provided however, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made.
          (c) Such Stockholder’s notice shall set forth and include the following information and/or documents, as applicable, (i) as to each person whom the Stockholder proposes to nominate for election or reelection as a director (a “Stockholder Nominee”) (x) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (y) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective only upon (A) such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and (B) acceptance of such resignation by the Board of Directors; (ii) as to the Stockholder giving the notice (x) the name and address, as they appear on the Corporation’s books, of such Stockholder, (y) the class and number of shares of the Corporation which are Beneficially Owned by such Stockholder and also which are owned of record by such Stockholder; (iii) as to the Beneficial Owner, if any, on whose behalf the nomination is made, (x) the name and address of such person, and (y) the class and number of shares of the Corporation which are Beneficially Owned by such person; (iv) the name of each Covered Person, and a description of each agreement, arrangement or understanding (whether written or oral) of any Covered Person for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all holders of Voting Stock) or disposing of any Voting Stock or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses); (v) a list of (A) the class or series and number of shares of Voting Stock that are Beneficially Owned or owned of record by each Covered Person, together with documentary evidence of such record or Beneficial Ownership, and (B) each Debt Obligation that is Beneficially Owned or owned of record by each Covered Person, together with documentary evidence of such record or Beneficial Ownership; (vi) a list of all Derivative Interests of any Covered Person; (vii) a description of all Voting Arrangements of any Covered Person; (viii) all Other Interests; (ix) a description of all economic terms of all such Derivative Interests, Voting Arrangements and Other Interests and copies of all agreements and other documents (including but not limited to master agreements, confirmations and all ancillary documents and the names and details of the counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Arrangement and Other Interest; and (x) a list of all transactions by each Covered Person involving any Voting Stock, any Debt Obligations or any Derivative Interests, Voting Arrangements or Other Interests within 3 months prior to the date of such notice. A notice delivered by or on behalf of any Stockholder under this Section 14(c) shall be deemed to be not in compliance with this Section 14 and not effective if (x) such notice does not include all of the information and documents required under this Section 14(c) or (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information and/or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event; provided, however, that the Board of Directors shall have the authority to waive any such non-compliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder’s notice of nomination which pertains to the nominee.
          (d) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures and other requirements set forth in this Section 14. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures and requirements prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 14, a Stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 14. Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by applicable law, if the Stockholder (or a Qualified Representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a nomination previously put forward by or on behalf of such Stockholder or, immediately prior to the commencement of such meeting, such Stockholder does not provide a written certification to the Corporation on and as of the date of the applicable meeting that such Stockholder and each Covered Person, if any, is then in compliance with Section 14, then such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

ARTICLE III
COMMITTEES
     SECTION 1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
     SECTION 2. Procedures; Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.
     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.
     SECTION 4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.
     SECTION 5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.
ARTICLE IV
OFFICERS
     SECTION 1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers, and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.
     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of

Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.
     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors.
     SECTION 4. Powers and Duties of Officers.
          (a) The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman or if there is no Chairman, shall preside at all meetings of the Stockholders and of the Board of Directors. The President shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to this office.
          (b) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of such Vice President’s duties, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.
          (c) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursement in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.
          (d) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer. The Secretary shall be permitted to delegate these duties to an Assistant Secretary as the Secretary deems appropriate from time to time.
          (e) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.

ARTICLE V
CONTRACTS, ETC.
     SECTION 1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
     SECTION 2. Proxies; Powers of Attorney; Other Instruments.
          (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.
          (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.
ARTICLE VI
BOOKS AND RECORDS
     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.
     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder’s address as it appears on the records of the Corporation.
     SECTION 3. Fixing Date for Determination of Stockholders of Record.
          (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          (b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
          (c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) or (b) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VII
CERTIFICATES REPRESENTING STOCK
     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.
     SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.
     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
ARTICLE VIII
DIVIDENDS
          Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Stockholders shall receive dividends pro rata in proportion to the number of shares of Common Stock respectively held by them. A holder of Common Stock shall be deemed to share pro rata in all dividends declared by the Board of Directors within the meaning of the preceding sentence if such Stockholder receives assets (whether consisting of cash, securities, real property, equipment, inventory or other assets) the fair market value of which is in the same proportion to the fair market value of the total assets of the Corporation distributed as a dividend as the number of shares of Common Stock held by such holder of Common Stock is to the total number of issued and outstanding shares of Common Stock of the Corporation. A Stockholder shall not have the right to receive a pro rata share of each or any such asset distributed as a dividend, however, the Corporation shall not be prohibited hereby from making a pro rata distribution of each or any such asset available for distribution as a dividend. The fair market value of any and all assets of the Corporation distributed as a dividend shall be determined in the sole discretion of the Corporation’s Board of Directors.
ARTICLE IX
RATIFICATION
          Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or Stockholder, non disclosure,

miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, as appropriate, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.
ARTICLE X
CORPORATE SEAL
          The corporate seal shall contain the words “Corporate Seal” and such additional information as the officer inscribing such seal shall determine in such officer’s sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.
ARTICLE XI
FISCAL YEAR
          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on September 30.
ARTICLE XII
WAIVER OF NOTICE
          Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
ARTICLE XIII
AMENDMENTS
          The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the Stockholders, and the Stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.
ARTICLE XIV
INDEMNIFICATION
     SECTION 1. Power to Indemnify in Action, Suits or Proceedings. The Corporation shall indemnify and hold harmless to the fullest extent authorized by Delaware law, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, any person who was or is a party to or is threatened to be made a party to or is involved in (including, without limitation, as a witness) any proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is an Eligible Person (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or manager or in any other capacity while serving as a director, officer, employee, agent or manager, against all expense, liability and loss (including attorneys’ and other professionals’ fees, judgments, fines, ERISA taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.
     SECTION 2. Expenses Payable In Advance. To the fullest extent authorized by Delaware law, the Corporation shall, from time to time, advance (or if previously paid by the Class 1 Indemnitee, reimburse) to any Class 1 Indemnitee funds sufficient for the payment of all expenses (including attorneys’ and other professionals’ fees and disbursements and court costs) actually and reasonably incurred by such Class 1 Indemnitee in connection with the investigation of, response to, defense (including any appeal) of or settlement of any proceeding, in the case of each such proceeding upon receipt of an undertaking by or on behalf of such Class 1 Indemnitee to repay such amount if it shall ultimately be determined that such Class 1 Indemnitee is not entitled to be indemnified by the Corporation against such expenses. No collateral securing or other assurance of performance of such undertaking shall be required of such Class 1 Indemnitee by the Corporation.
     SECTION 3. Indemnification and Advancement of Expenses to Certain Other Persons. The Corporation may, by action of its Board of Directors, from time to time grant rights to advancement of expenses to any Indemnitee who is not a Class 1 Indemnitee and rights to indemnification and advancement of expenses to any agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification of and advancement of expenses to Class 1 Indemnitees. By resolution adopted by affirmative vote of a majority of the Board of Directors, the Board of Directors may delegate to the appropriate officers of the Corporation the decision to grant from time to time rights to advancement of expenses to any Indemnitee who is not a Class 1 Indemnitee and rights to indemnification and advancement of expenses to any agents of the Corporation pursuant to this Section 3.
     SECTION 4. Exclusion of Claims Against the Corporation. No Indemnitee shall be entitled to any advance or reimbursement by the Corporation of expenses, or to indemnification from or to be held harmless by the Corporation against expenses, incurred by him or her in asserting any claim or commencing or prosecuting any suit, action or proceeding (or part thereof) against the Corporation (except as provided in Section 5 of this Article) or any subsidiary of the Corporation or any current or former director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, but such advancement (or reimbursement) and indemnification and hold harmless rights may be provided by the Corporation in any specific instance as permitted by Sections 7 or 9 of this Article, or in any specific instance in which the Board of Directors shall first authorize the commencement or prosecution of such a suit, action or proceeding (or part thereof) or the assertion of such a claim.
     SECTION 5. Indemnification By A Court. Notwithstanding Section 4 of this Article, if a claim under Section 1 of this Article XIV is not paid in full by the Corporation within forty (40) days after a written claim has been received by the Corporation or if a claim under Section 2 of this Article XIV is not paid in full by the Corporation within ten (10) days after a written claim has been received by the Corporation, an Indemnitee or Class 1 Indemnitee (as appropriate) may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee or Class 1 Indemnitee (as appropriate) shall be entitled to be paid also the expense of prosecuting such suit. The Indemnitee or Class 1 Indemnitee (as appropriate) shall be presumed to be entitled to indemnification and advancement of expenses under this Article XIV upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee or Class 1 Indemnitee (as appropriate) is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled. The rights to indemnification and advancement (or reimbursement) of expenses provided by, or granted pursuant to, this Article shall be enforceable by any person entitled to such indemnification or advancement (or reimbursement) of expenses in any court of competent jurisdiction. Notice of any application to a court by an Indemnitee pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application; provided, however, that such notice shall not be a requirement for an award of or a determination of entitlement to indemnification or advancement (or reimbursement) of expenses.
     SECTION 6. Certain Definitions. For purposes of this Article XIV, a “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. For purposes of this Article XIV, an “Eligible Person” is any person who is or was a director, officer, or employee of the Corporation or, while a director, officer, or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan. For purposes of this Article XIV, a “Class 1 Indemnitee” is any Indemnitee who serves or served as a director or executive officer of the Corporation (such executive officers to be designated from time to time by the Board of Directors, subject to the limitations in Sections 7 and 8 of this Article XIV) on or after June 30, 2008.
     SECTION 7. Non-Exclusivity and Survival of Indemnification. The rights to indemnification and to the advancement of expenses provided by or granted pursuant to this Article XIV shall be deemed independent of, and shall not be deemed exclusive of or a limitation on, any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of Stockholders or of disinterested directors or otherwise, both as to such person’s official capacity and as to action in another capacity while holding such office, it being the intent of the Corporation that indemnification of Indemnitees and advancement of expenses to Class 1 Indemnitees shall be made to the fullest extent permitted by law, including as a result of any amendment of the General Corporation Law of the State of Delaware expanding the right of corporations to indemnify and advance expenses. The Corporation’s obligation, if any, to indemnify, to hold harmless, or to advance or reimburse expenses to any Indemnitee who was or is serving at its request as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification, holding harmless, or advancement or reimbursement of expenses from such other corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity. The rights to indemnification and advancement (or reimbursement) of expenses provided by, or granted pursuant to, this Article XIV shall continue as to a person who has ceased to be a director or officer of the Corporation (or in the case of any other person entitled to indemnity hereunder, has ceased to serve the Corporation) and shall inure to the benefit of the estate, heirs, legatees, distributes, executors, administrators and other comparable legal representatives of such person.
     SECTION 8. Contractual Rights. The provisions of this Article XIV shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director, officer or employee of the Corporation (whether before or after the adoption of this Section 8), in consideration of such person’s performance of services for the Corporation, and also between the Corporation and any other person entitled to indemnity hereunder, and pursuant to this Article XIV the Corporation intends to be legally bound to each such current or former director, officer, or employee of the Corporation or other person. With respect to current directors, officers or employees of the Corporation, the rights conferred under this Article XIV are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of this By-law. With respect to any directors, officers or employees of the Corporation who commence service following adoption of this By-law, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director, officer or employee commencing service as a director, officer or employee of the Corporation. Neither amendment nor repeal of any provision of this Article XIV nor the adoption of any provision of the Certificate of Incorporation or By-Laws of the Corporation inconsistent with this Article XIV nor a decision by the Board of Directors that an individual designated an executive officer pursuant to Section 6 of this Article XIV shall no longer be designated an executive officer shall, in any such case, eliminate or reduce the effect of this Article XIV in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification, adoption of an inconsistent provision or decision of the Board of Directors (even in the case of a proceeding based on such a state of facts that is commenced after such time).
     SECTION 9. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance, at its expense, on behalf of itself and any person who is or was a director, officer, employee, agent or manager of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan, against any expense, liability or loss, whether or not the Corporation would have the power or the obligation to indemnify such person against such expense, liability or loss under Delaware law. Nothing contained in this Article XIV shall prevent the Corporation from entering into with any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving any corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity in which the Corporation has any direct or indirect interest as a director, officer, partner, member, trustee, employee, agent or manager or in any like capacity any agreement that provides independent indemnification, hold harmless and/or exoneration rights to such person or further regulates the terms on which indemnification, hold harmless and/or exoneration rights are to be provided to such person or provides independent assurance of the Corporation’s obligation to indemnify, hold harmless and/or exonerate such person, whether or not such indemnification, hold harmless and/or exoneration rights are on the same or different terms than provided for by this Article XIV or is in respect of such person acting in any other capacity, and nothing contained herein shall be exclusive of, or a limitation on, any right to indemnification, to be held harmless, to exoneration or to advancement or reimbursement of expenses to which any person is otherwise entitled. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and the advancement of expenses as provided in this Article XIV.